                                  EXHIBIT 10.5


                       PORTIONS OF THIS EXHIBIT HAVE BEEN
                 OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
        TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND
           EXCHANGE COMMISSION. SUCH PORTIONS ARE DESIGNATED "[***]".

                        RESTATED U.S.A. LICENSE AGREEMENT

                           Dated as of January 1, 1985




                                    -between-


                        RICKY LAUREN AND MARK N. KAPLAN,

                                   as Licensor

                                      -and-


                                 COSMAIR, INC.,

                                   as Licensee

                               TABLE OF CONTENTS

SECTION:                                                            Page
Recitals...............................................................1

1.    Definitions......................................................2

2.    License..........................................................5

3.    Term of License.................................................11

4.    Royalty.........................................................11

5.    Records and Reports.............................................15

6.    Representations and Warranties..................................18

7.    Additional Covenants............................................20

8.    Relationship of Parties.........................................30

9.    Termination.....................................................30

10.   Assignment......................................................36

11.   Arbitration, Equitable Remedies and Damages.....................36

12.   Licensor's Right of Approval....................................37

13.   Further Assurances..............................................38

14.   Notices.........................................................38

15.   Binding Effect..................................................39

16.   Governing Law...................................................39

17.   Entire Agreement................................................40

18.   Severability....................................................40

19.   Counterparts....................................................40

                                RESTATED

                        U.S.A. LICENSE AGREEMENT


                  AGREEMENT dated as of January 1, 1985 by and between RICKY
            LAUREN and MARK N. KAPLAN as trustees under an agreement dated September 21, 1976 (hereinafter referred to as the "Licensor"), with a principal place of business at 1107 Fifth Avenue, New York, New York 10028 and COSMAIR, INC. (the "Licensee"), with a place of business at 530 Fifth Avenue, New York, New York 10036.

            A. Ralph Lauren ("Lauren") is a leading designer of men's, women's and children's apparel and related accessories:

            B. Licensor owns, among others, the registered trademark in the class of use and using the names "Polo" and "Ralph Lauren" shown an Schedule A-1 hereto, and Polo Fashions, Inc. ("PFI"), a New York corporation owned and controlled by Lauren, owns, among others, the registered trademarks in the class of use and using the names "Ralph Lauren", "Polo" and "Chaps" shown on Schedule A-2 hereto.

            C. Licensor and Warner/Lauren Ltd. entered into an agreement (the "U.S.A. License Agreement") dated as of November 22, 1976 (executed on June 30,
1978) relating to the manufacture, distribution and sale in the United States of America of fragrances, cosmetics and related products under certain trade names, trademarks and/or product names owned and used by Licensor and its affiliates. Pursuant to a stock purchase agreement dated January 13, 1984 and a subsequent series of corporate targets and restructurings, Licensee has assured all the rights, duties and obligations of Warner/Lauren Ltd. under the U.S.A. License Agreement and other related agreements, as evidenced by a certain Assumption Agreement dated September 13, 1984.

            D. It is the desire and intention of the parties to this Agreement to amend and restate the provisions of the U.S.A. License Agreement, which previously has been formally amended on three occasions, and to set forth in one document the respective rights, duties and obligations of Licensor and Licensee from this date forth, in connection with the grant to Licensee of the sole and exclusive rights to use certain Names (as hereinafter defined) as trade names, trademarks and/or product names in the manufacture, use and sale of men's and women's fragrances, scents, cosmetic preparations, personal hygiene products and toiletries, including, without limitation, those described in Schedule B annexed hereto and made a part hereof (the "Licensed Products") in the Territory (as hereinafter defined).

            IN CONSIDERATION of the foregoing premises and of the mutual covenants herein contained, the parties agree as follows:

            1. Definitions.

            Certain words and terms as used in this Agreement shall have the meanings given to them by the definitions and descriptions in this paragraph, and such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms herein defined.

            "Affiliates" shall mean all persons or business entities, whether corporations, partnerships, joint ventures or otherwise, which now or hereafter own, or are owned or controlled, directly or indirectly by Licensee.

            "Chaps Royalty" shall have the meaning assigned to that term in paragraph 4.4 of this Agreement.

            "Chaps Royalty Products" shall mean those Royalty Products which are not Cosmetic Royalty Products and which are marketed as part of the line which bears the Chaps name.

            "Cosmetic Royalty Products" shall mean those Royalty Products which are cosmetic preparations, including specifically the ones described under the caption Cosmetic Preparations in Schedule B annexed hereto.

            "Cosmetics Royalty" shall have the meaning assigned to that term in paragraph 4.3 of this Agreement.

            "Current Names" shall mean "Ralph Lauren", "Lauren", "Monogram", "Tuxedo", "Chaps" and "Polo" and all combinations and forms of such names.

            "Design Agreement" shall mean the U.S.A. Design and Consulting Agreement dated the date hereof between Ralph Lauren, individually and d/b/a Ralph Lauren Design Studio and Licensee.

            "Full Priced Royalty Products" shall have the meaning assigned to that term in paragraph 4.6(c) of this Agreement.

            "Launch Line" shall mean the first collection of products to bear a newly developed Special Name.

            "Lauren" shall have the meaning assigned to that term in recital A to this Agreement.

            "License" shall have the meaning assigned to that term in paragraph
2.2 of this Agreement.

            "Licensed Products" shall have the meaning assigned to that term in recital D to this Agreement.

            "Licensee" shall have the meaning assigned to that term in the preamble to this Agreement.

            "Licensor" shall have the meaning assigned to that term in the preamble to this Agreement.

            "Names" shall mean the Current Names and all trade names and trademarks currently or hereafter used by Licensor or Lauren, or by any business entity owned or controlled, directly or indirectly, by any of them, including, without limitation, PFI, for or in connection with any line of clothing designed by or for Lauren or under his supervision or control.

            "Net Sales" shall have the meaning assigned to that term in paragraph 4.6(b) of this Agreement.

            "PFI" shall mean Polo Fashions, Inc., a New York corporation controlled by Lauren.

            "Promotion Products" shall have the meaning assigned to that term in paragraph 4.6(d) of this Agreement.

            "Regular Royalty" shall have the meaning assigned to that term in paragraph 4.2 of this Agreement.

            "Royalty" shall have the meaning assigned to that term in paragraph
4.1 of this Agreement.

            "Royalty Products" shall mean Licensed Products sold or marketed by Licensee or its Affiliates under trade names, trademarks or product names licensed under this Agreement.

            "Royalty Statement" shall have the meaning assigned to that term in paragraph 5.1 of this Agreement.

            "Semi-Annual Accounting Period" shall have the meaning assigned to that term in paragraph 4.6(a) of this Agreement.

            "Special Name" shall have the meaning assigned to that term in paragraph 2.5(a)(ii) of this Agreement.

            "Territory" shall mean the United States of America, its territories and possessions (including, without limitation Puerto Rico) and any military bases and duty free shops situated therein.

            2. License.

                  2.1 The U.S.A. License Agreement is hereby superseded, and the rights, duties and obligations of the parties from this date forth shall be governed by this Agreement; provided that Licensee's obligations prior to this date shall continue to be governed by the U.S.A. License Agreement and Licensee shall remit royalties with respect to sales of Licensed Products made prior to this date (including accrued royalties) as required under the U.S.A. License Agreement.

                  2.2 The Licensor grants to the Licensee the exclusive right, license and privilege (the "License") to use the Names in any form or forms and any and all crests, symbols, logos and identifying marks (including, without limitation, the likeness of Ralph Lauren) associated with the Names, and all other names and marks which the Licensor, Lauren, PFI or any business entity which is now or hereafter owned or controlled, directly or indirectly, by them may hereafter develop or own (except such other names and marks as are not used in connection with any fashion related product), as trade names and/or trademarks and/or product names, whether or not registered or registrable with any government authority, in connection with the manufacture, sale, marketing, use, and other commercial exploitation of the Licensed Products in the Territory. The License shall be exclusive even as to the Licensor. Except as otherwise specifically provided herein, it is understood and agreed that the License applies solely to the use of the Names in connection with Licensed Products and that no use of the Names on any other products or outside of the Territory is authorized or permitted.

                  2.3 Notwithstanding anything to the contrary set forth in paragraph 2.2 hereof or elsewhere in this Agreement:

                        (a) Licensee shall not, without the prior written consent of Licensor, use a Name as a trade name, trademark or product name for any of the following products or any similar product: false fingernails, mouthwash/breath freshener/throat lozenges, therapeutic preparations

      (excluding over-the-counter cosmetics), feminine hygiene deodorant, douches, eye drops, appliances and devices; and

                        (b) If any of the Names or any combinations or forms of words using any of the Names are used by any of Licensee's Affiliates as a corporate name, such Affiliate (using such name) shall first execute a letter agreement in the form set forth on Schedule C annexed hereto.

            2.4 The Licensee shall have the right to assign or transfer the License only as provided in paragraph 10.2 hereof.

                  2.5 Notwithstanding anything to the contrary set forth in paragraph 2.2 or elsewhere in this Agreement:

                        (a) If after the date hereof Licensor or Lauren or any business entity owned or controlled, directly or indirectly, by either of them, proposes to use a Special Name (as hereinafter defined) as a trade name or trademark for or in connection with any line of clothing or line of other fashion related product, the following provisions will apply:

                             (i) Licensor will (x) notify Licensee promptly
            after a decision has been made to use such a Special Name as aforesaid, which notice shall set forth the Special Name proposed to be used and shall describe, to the extent then practicable, the line of clothing or other fashion related product with respect to which such Special Name is proposed to be used and the proposed retail and wholesale price range, quality and method of marketing such line of clothing or other fashion related product and (y) notify Licensee promptly after the Launch Line of such clothing or Launch Line of such other fashion related product has been initially shipped to retailers and other major customers, which notice will provide such other and additional information as is then available with respect to the proposed retail and wholesale price range of such product and the quality and method of distribution of the same and will include a full and complete description of all orders received and merchandise shipped with respect to each item in the Launch Line;

                       (ii) Licensee shall have a period of ninety (90) days
            from the date of its receipt of the notice referred to in clause (y) of subparagraph 2.5(a)(i) (and no fewer than one hundred eighty
            (180) days from the date of its receipt of the notice referred to in clause (x) of said subparagraph 2.5(a)(i) to give notice (the "Licensee's Notice") to Licensor that Licensee intends to use the Special Name as a trade name or trademark for a line of Licensed Products to be marketed by Licensee and/or its Affiliates. If Licensee timely gives Licensor the Licensee's Notice, Licensee shall have a period of two (2) years from the date on which Licensee's Notice is so given to commence shipment to retailers or other customers in the Territory of a Launch Line of Licensed Products marketed under the Special Name (as a trademark or trade name). Licensor will cooperate in all reasonable manners and respects to enable Licensee to so commence to distribute such a line of

            Licensed Products within the aforesaid two (2) year period. Such line of Licensed Products shall, when so marketed, constitute Royalty Products and all of the provisions contained in this Agreement with respect to Royalty Products, including the provisions of paragraph 7.2(a) hereof, shall apply with respect thereto;

                        (iii) If Licensee has duly received each of the notices
            referred to in subparagraph 2.5(a)(i) and if Licensee has failed to timely give Licensor Licensee's Notice or, having timely given Licensee's Notice, Licensee has failed within the two (2) year period provided for in subparagraph 2.5(a)(ii) to commence shipment to retailers or other customers of the Launch Line of Licensed Products, as aforesaid (provided that Licensor and Lauren shall have cooperated in all reasonable manners and respects to enable Licensee to so commence to distribute such Launch Line of Licensed Products within the said two (2) year period) then, and in such event, (x) Licensee shall not thereafter have the right, license and privilege to use such Special Name as a trade name, trademark or product name for or in connection with the manufacture, sale, marketing or other exploitation of Licensed Products, and (y) the Special Name shall not after such failure to give notice or the expiration of such two
            (2) year period be covered by the provisions of this Agreement, but this Agreement shall not otherwise be affected thereby and shall for all other purposes remain in full force and effect and binding upon the parties hereto.

            The term "Special Name" shall mean a Name and all crests, symbols, logos and identifying marks associated with the Name except (x) any Current Name and any crest, symbol, logo and identifying mark (including, without limitation, the likeness of Ralph Lauren) associated with a Current Name and any name, crest, symbol, logo and identifying mark which would be confusingly similar thereto, (y) any Name and any crest, symbol, logo and identifying mark associated therewith hereafter, at any time, used by Licensee, its Affiliates or sub-licensees as a trade name, trademark or product name for a Royalty Product and any name, crest, symbol, logo and identifying mark which would be confusingly similar thereto, and (z) any Name if Lauren is or is to be referred to or described in any packaging, advertisement or other promotion of any Licensed Product marketed under such Name (as a trade name, trademark or product name) as the creator, designer or developer of such Licensed Product, or if Lauren or PFI are or are to be referred to in any such packaging, advertisement or other promotion as the owner, manufacturer or distributor of the same;

                  (b) Licensee may propose to Licensor new trademarks, tradenames or product names for use in connection with products Licensee wishes to commercialize in conjunction with the name or likeness of Ralph Lauren. Licensee shall not commence use of any such trademarks, tradenames or product names unless Licensor shall have prior thereto expressly approved the same in writing, in its sole discretion, in which event Licensee shall file to register or have registered, in the name of Licensor and at Licensee's expense, such trademarks, trade name or product names in accordance with paragraph 7.1 of this Agreement.

            3.    Term of License.

            The term of the License and this Agreement shall continue in perpetuity, unless and until terminated in accordance with article 9 hereof.

            4.    Royalty.

                  4.1 In consideration of the License, the Licensee shall pay to the Licensor sums equal to the following: the "Regular Royalty", the "Cosmetics Royalty" and the "Chaps Royalty", all of which shall collectively be referred to as the "Royalty".

                  4.2 The Regular Royalty shall be equal to [***] percent [***] of the Licensee's Net Sales excluding that portion of Net Sales attributable to
(i) Cosmetic Royalty Products and (ii) Chaps Royalty Products.

                  4.3 The Cosmetics Royalty shall be equal to the following percentages of Licensee's Net Sales of Cosmetic Royalty Products for the calendar years indicated:

                                                           Cosmetics
                  Calendar Year                       Royalty Percentage
                  -------------                       ------------------

                  1985                                      [***]
                  1986 and 1987                             [***]
                  1988                                      [***]
                  1989 and thereafter                       [***]

                  4.4 The Chaps Royalty shall be equal to [***] percent [***] of Licensee's Net Sales of Chaps Royalty Products for calendar year 1985 and to [***] percent [***] of Licensee's Net Sales of Chaps Royalty Products for calendar year 1986 and each year thereafter.

                  4.5 The Regular Royalty, the Cosmetics Royalty and the Chaps Royalty shall be paid as follows: With respect to each Semi-Annual Accounting Period, the entire Regular Royalty, Cosmetics Royalty and Chaps Royalty for such Semi-Annual Accounting Period shall be paid on or before the last day of the month next following the end of such Semi-Annual Accounting Period.

                  4.6 The following terms, as used in this Agreement, shall have the meanings hereinafter set forth:

                        (a) The term "Semi-Annual Accounting Period" as used herein shall mean each 6-month period ending June 30 and December 31 of each year during the term of this Agreement, except that the first Semi-Annual Accounting Period hereunder shall be the period from the date hereof through June 30, 1985.

                        (b) The term "Net Sales" as used herein shall have the gross sales made by or through Licensee and its Affiliates to retailers or to ultimate consumers (as in the case of accommodation sales to their respective employees and to others) of Full-Priced Royalty Products, excluding amounts received for shipping charges and sales, excise or other taxes which are collected by them, and less all allowances, discounts, returns and bad debts. The term "bad debts" as used in this subparagraph shall mean accounts receivable of Licensee and its Affiliates arising from the aforesaid sales of Full-Priced Royalty Products which have not been paid within 120 days after the due date; provided, however, that if any bad debt is subsequently collected, then, and in such event, the amount thereafter collected on account of such bad debt shall, upon collection, be included in Licensee's Net Sales for the period collected. Sales of Licensed Products between Licensee and its Affiliates (or persons, firms, corporations or businesses with rights to use the Names on Licensed Products outside the Territory), or between said Affiliates, shall not be included in the calculation of the Company's Net Sales, provided such sales are made solely for the purpose of further re-sale.
                        (c) The term, "Full-Priced Royalty Products" as used herein shall mean all Royalty Products except (i) display materials, samples and dummies and (ii) Promotion Products.

                        (d) The term "Promotion Products" shall mean Royalty Products which are sold to retailers (x) at a price yielding less than the mark-up or profit margin generally realized by the Licensee or its Affiliates upon the sale by them to retailers of Royalty Products (y) to enable such retailers to re-sell such products to ultimate consumers in conjunction with the sale by such retailers to ultimate consumers of other Royalty Products (which are not Promotion Products), and (z) for the purpose of promoting the sale of such other Royalty Products; provided, however, that, notwithstanding the foregoing, if the Cost of Goods (as hereinafter defined) to Licensee or its Affiliates (as the case may be) of a Royalty Product is not greater than [***] percent [***] of the price at which such product is sold by them to retailers, then, and in such event, such Royalty Product shall not be deemed a Promotion Product. The Cost of Goods of a Royalty Product shall include and consist of (i) the variable costs of materials (including packaging, components, chemicals) and all other manufacturing costs directly traceable to the production of units of the Royalty Product, (ii) all direct labor costs, and (iii) an appropriate allocation of all fixed costs consisting of all manufacturing costs and overhead not traceable to specific units of production (such as rent, heat, plant manager, etc.), all in conformity with normal industry practice. Licensee shall sell or give away products which are not Royalty Products in conjunction with Royalty Products only with Licensor's prior approval (or with Lauren's approval given pursuant to paragraphs 2(h) and 4(f) of the Design Agreement), to be exercised in Licensor's sole discretion. Sales of such products shall nevertheless be subject to royalty payments pursuant to this paragraph 4 unless otherwise agreed by Licensor and Licensee or unless such products are purchased from licensees of PFI and Lauren or their Affiliates in transactions from which PFI and Lauren or their Affiliates will derive their full royalty and compensation (as the case may be) fees or unless the Cost of Goods of such products to Licensee or its Affiliates (as the case may be) is greater than [***] percent [***] of the price at which such products are sold by them to retailers. Upon Licensor's request, Licensor and Licensee shall review periodically Licensee's promotional practices hereunder, and should said review reveal that Licensee is deriving excess profits or sales of said non-Royalty
      Products, Licensor and Licensee shall negotiate in good faith an appropriate royalty to be paid in connection with said sales.

            5.    Records and Reports.

                  5.1 With each payment of a Royalty made pursuant to article 4 hereof, Licensee shall furnish to Licensor a statement (the "Royalty Statement") which shall show for the relevant period, separately with respect to each range of Royalty Products and each kind of Promotion Product, the aggregate amount of Licensee's gross sales and Licensee's Net Sales of the same and the aggregate amount of Licensee's returns of and allowances for such product. Each Royalty Statement shall contain a separate certificate by an officer of Licensee to the effect that Promotion Products referred to therein as sold by Licensee comprised "Promotion Products" as defined in this Agreement. Licensor shall have a period of one (1) year after receipt of each Royalty Statement to object thereto by delivering to Licensee a written statement ("Notice of Disagreement") setting forth in detail the item or items objected to and the Licensor's reasons therefor, except that Licensor shall have a period of two (2) years after receipt of a Royalty Statement to assert a claim (by a Notice of Disagreement) that Promotion Products referred to in the Royalty Statement were in fact Full Priced Royalty Products. If Licensor does not timely object to items set forth in a Royalty Statement by delivering a Notice of Disagreement within the time allowed, such items contained in the Royalty Statement as to which timely objection was not made shall be deemed to be conclusive and binding upon Licensor and Licensee.

            In addition to the above information, each Royalty Statement shall set forth (i) with respect to each account receivable of the Licensee constituting a bad debt (as hereinabove defined) the following information: the name and address of the account receivable debtor, the amount of the account receivable of such debtor constituting a bad debt and the date of the invoice or bill which remains unpaid in whole or in part (thereby creating the bad debt) and (ii) with respect to each bad debt from a prior accounting period which was collected during the accounting period covered by a Royalty Statement, the following information: the name and address of the account receivable debtor, the amount of the bad debt from a prior accounting period which was collected during the accounting period covered by the Royalty Statement and the date of the earlier Royalty Statement on which the bad debt had been charged against Licensee's Net Sales.

                  5.2 During the term of this Agreement, Licensee shall keep at its office complete and accurate books and records pertaining to Licensee's obligations hereunder. Such books and records shall show, by kind, quantity and name of customer, (i) the dollar volume of all sales of Royalty Products and Promotion Products made by Licensee and its Affiliates within the Territory,
(ii) the Cost of Goods of Promotion Products and (iii) the accounts receivable and bad debts of Licensee.

            Licensor shall have and is hereby granted the right, to be exercised no more frequently than once in any Semi-Annual Accounting Period, to have Licensee's said books and records examined by a certified public accountant or other representative selected by Licensor for the purpose of verifying the Royalty Statements. Licensee shall permit access to its books and records for the purpose of such examination during the normal hours of business upon receipt of notice from Licensor not less than five (5) business days in advance of the requested date of examination. Such examination requested by Licensor shall be made at Licensor's sole cost and expense, except that if upon any such examination Licensor shall determine and demonstrate that the amount of Licensee's Net Sales as set forth in a Royalty Statement has been understated by no more than three percent (3%) then, and in such event, Licensee shall reimburse Licensor for the fair and reasonable cost of Licensor of its examination of Licensee's books and records for the period covered by such understated Royalty Statement.

            6.    Representations and Warranties.

                  6.1 Licensor hereby makes the following representations and warranties to Licensee:

                        (a) As of November 22, 1976 Licensor was the sole owner of the trademark "Polo by Ralph Lauren," United States Patent Office Registration No. 1,021,368 covering certain products in U.S. Class 51 (as more fully set forth on Schedule A-1 hereto).

                  As of November 22, 1976, PFI was the registered owner of, and Lauren had consented to the use of his name in connection with the registration of, the trademarks (i) "Polo (with design) by Ralph Lauren," United States Patent Office Registration No. 978,166 covering certain products in U.S. Class 39, (ii) "Ralph Lauren" (and Polo Player Design), United States Patent Office Registration No. 984,005 covering certain products in U.S. Class 39, (iii) "Chaps by Ralph Lauren," United States Patent Office Registration No. 1,016,955 covering certain products in U.S. Class 39, and (iv) "Polo by Ralph Lauren" covering certain products in Class 26. PFI and Lauren, by written instrument duly and fully executed by them, have consented to, and have agreed to interpose no objection to, the registration, use and licensing of the foregoing trademarks, the Names and all other names and marks which either or both (or any business entity which is now or hereafter owned or controlled, directly or indirectly, by either or both of them), may hereafter develop or own (except such other names and marks as are not used in connection with any fashion related product) in connection with the manufacture and/or distribution and sale of Licensed Products by Licensee and its Affiliates, as contemplated by this Agreement;

                        (b) Licensor has the full right, power and authority to execute and deliver, and perform the terms of, this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any agreement to which Licensor is a party or by which it may be bound;

                        (c) Without limiting the generality of the last preceding subparagraph, Licensor has the full right to grant the License. Licensor is not a party to or bound by any agreement in conflict herewith or with any provision hereof. Licensor has not granted to any other person, firm, corporation or business any right, license or privilege to use in the Territory the Names or associated crests, symbols, logos or identifying marks or any name, crest, symbol, logo or identifying mark which would be confusingly similar thereto in connection with any Licensed Product, or which would have the effect of infringing upon the exclusivity of the License granted to Licensee hereunder;

                        (d) Schedules A-1 and A-2 annexed hereto contain a full and complete list of all registrations existing as of November 22, 1976 covering the Current Names and associated crests, symbols, logos and identifying marks in the class of use owned by or registered in the name of Licensor, Lauren and/or PFI in any part of the world; and

                        (e) To the best of Licensor's knowledge as of November 22, 1976 (without any representation of an investigation having been made as of such date) no persons other than Licensor, Lauren or PFI had as of November 22, 1976 any trade name, trademark or similar right or interest in or to the "Ralph Lauren," "Polo" and "Chaps" Names as applied to Licensed Products in the Territory.

                  6.2 Licensee hereby makes the following representations and warranties to Licensor:

                        (a) Licensee has the full power and authority to enter into this Agreement and to perform its obligations hereunder and the consummation of the transactions contemplated hereunder will not violate any agreement to which Licensee is a party or by which it may be bound; and

                        (b) This Agreement constitutes a valid and binding obligation of Licensee, enforceable in accordance with its terms.

            7.    Additional Covenants.

                  7.1   Licensor covenants and agrees as follows:

                        (a) Except as expressly provided in paragraph 2.5 of this Agreement and only on the terms and conditions set forth therein, Licensor will not, and will not permit any business entity owned or controlled by it to, grant any persons, firm, corporation or business (other than Licensee) any right, license or privilege to use in the Territory the Names or associated crests, symbols, logos or identifying marks or any name, crest, symbol, logo or identifying mark which would be confusingly similar thereto in connection with any Licensed Product, or which would have the effect of infringing upon the exclusivity of the License granted to Licensee hereunder;

                        (b) (i) For the purpose of this paragraph, the term
            "First Trademarks" shall mean and refer to, collectively, the trademarks "POLO," "RALPH LAUREN" and the representation of a polo player on a horse as exemplified by the showing in Registration Nos. 1,050,722 and 1,053,873. Licensor shall have the right, to be exercised in its sole discretion, to control the prosecution of each application to register the First Trademarks in the United States Patent and Trademark Office, including the right to seek either appellate or de novo review of any final administrative determination by the United States Patent and Trademark Office.

                        (ii) If Licensee suffers or incurs any losses, damages,
            liabilities or expenses which would not have been suffered or incurred if PFI (rather than Licensor) had owned the Names and had applied for registration of the First Trademarks, Licensor hereby indemnifies and holds Licensee harmless from any and all such losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements) paid or incurred, provided, however, that any such loss, damage, liability or expense is paid or incurred by Licensee before PFI has filed applications in its own name for registration of the First Trademarks. In the event any claim is made or accrued (to Licensee's knowledge) against Licensee which comes within the indemnity set forth in this subparagraph, Licensee will promptly notify Licensor of such claim. Thereafter, Licensor shall have the right, at its own expense and with counsel of its own choice, subject to the approval of Licensee, which approval will not be unreasonably withheld, to assume the defense of any such claim. Licensee agrees to cooperate fully in the defense of any such claim and may, at its own expense and with counsel of its own choice, participate in the defense of any such claim.

                        (c) During the term of this Agreement, Licensee shall have and is hereby granted the right, without cost or expense to Licensor, to file for registration of the Names as applied to the Licensed Products in the Territory (it being understood that such registrations shall be obtained in the names of Licensor or PFI or Lauren, if appropriate pursuant to the provisions of paragraph 7.1(b) hereof) and, accordingly, Licensor (or PFI or Lauren, as the case may be) shall have the right, title and interest in any trade names or trademarks so registered subject to the exclusive License of Licensee granted hereby). Licensee shall have the right, to the extent permitted by law, to make application to register Licensee as a permitted user or registered user of such trade names or trademarks in the Territory and Licensor shall appoint Licensee as its attorney-in-fact to apply for and register, in the name of

      Licensor (or PFI or Lauren, if appropriate pursuant to the provisions of paragraph 7.1(b) hereof), in the Territory all trade names and trademarks which make use of the Names or are associated therewith as applied to Licensed Products. Licensee shall provide Licensor with copies of all applications filed and registrations obtained and shall include Licensor on its or its trademark counsel's trademark watch and distribution list so as to keep Licensor apprised of any applications, registrations, oppositions and proceedings relating to the trade names and trademarks which make use of the Names or are associated therewith. Licensor will cooperate with Licensee in all manners and respects, but at Licensee's expense, to enable Licensee to obtain the aforesaid registrations, and Licensor will execute any further agreements, documents and instruments as may be necessary to effect the same. Nothing herein shall (x) subject only to the provisions of paragraph 2.5 of this Agreement, preclude Licensee from using a Name for a Licensed Product in the Territory for the purposes set forth in this Agreement without registration of the same [provided, however, that Licensee will not use a name in the Territory without registration of the same (except as may be necessary to establish use in interstate commerce) if there is substantial risk, in Licensee's sole judgment, that the use of such name by Licensee will infringe on the rights of third persons who are unaffiliated with Licensor, Lauren or PFI and whose rights or claimed rights to such name do not arise after the date of this Agreement or by reason of a grant or claimed grant from Licensor,

      Lauren, PFI or an entity owned or controlled by any of them], or (y) preclude Licensor from filing, at Licensor's own cost and expense, for registration of any of the Names in the Territory. Nothing contained in this subparagraph 7.1(c) shall be construed to limit the obligations of Licensor under subparagraph 7.1(b) of this Agreement; if any Name is registered in the Territory, at Licensee's request Licensor will promptly execute and return to Licensee a letter confirming that such trade name or trademark is covered by this Agreement.

                        (d) Licensor will not, during the term of this Agreement or at any time thereafter, disclose to any person, firm, corporation or business (other than a person, firm, corporation or business with rights to use the Names on Licensed Products outside the Territory, if required in connection with a program for Licensed Products outside the Territory) any confidential information (including, without limitation, customer lists) concerning the conduct of the business and affairs of Licensee or of any Affiliate of Licensee which Licensor may have acquired during the course of this Agreement except as may be required pursuant to law and then only upon advance notice to Licensee;

                        (e) Licensor shall protect, indemnify and save harmless Licensee and each of Licensee's officers, directors, employees and agents against any and all liabilities, claims, damages, penalties, causes of action, costs and expense, including reasonable attorneys' fees, arising out of the breach or material inaccuracy of any of the representations, warranties, covenants and agreements of Licensor contained in this Agreement. Licensee shall have the right in its discretion, and with counsel of its own choosing, to take any action, legal or otherwise, in its own name and/or in the name of Licensor, at Licensee's discretion, to protect any trade name or trademark covered by the License from infringement, counterfeiting or passing off. Prior to taking any such action, Licensee shall advise Licensor of its intention to commence the proposed action and thereafter at Licensor's request, shall promptly furnish Licensor with copies of relevant documents and keep Licensor advised of developments relating to the action. Licensor shall cooperate with Licensee and, if requested, shall join as a plaintiff in any such action with counsel designated by Licensee. Any legal expenses incurred in the prosecution of such action shall be borne by, and any money recoveries received as a result of such action shall belong to, Licensee; provided, however, that the net amount of any such recovery upon a final, non-appealable judgment, after deducting the aggregate amount of all and every cost and expense of such an action (including attorney's fees, court costs, printing fees, witness fees, etc.), shall be included in Licensee's Net Sales for the purpose of calculating the Royalty;

                        (f) Licensor acknowledges that the Current Names have established prestige and good will in the field of fashion apparel and that it is of major importance to Licensee that the high standards and reputation of the Current Names be maintained. Licensor will not take any action which would be likely to injure or damage the reputation for high quality which has come to be associated with the Current Names. Licensee shall not be entitled to damages by reason of Licensor's breach or default of its obligations under this paragraph 7.1(f) and Licensee's sole remedy shall be to terminate this Agreement pursuant to paragraph 9.1(b) hereof;

                        (g) If Licensor hereafter registers any new Name in any part of the world, Licensor will promptly thereafter advise Licensee; and

                        (h) At the request of Licensee, Licensor will from time to time, at no cost or expense to Licensee, deliver promptly to Licensee
      (i) instruments executed by Licensor granting to Licensee the exclusive license in and to each trade name or trademark (for the classes of use contemplated by this Agreement) used by Licensee hereunder for a Royalty Product and/or instruments evidencing such grant, which instruments shall be in form and substance, satisfactory to Licensee's trademark counsel in such counsel's reasonable judgment, (ii) short form agreements of this Agreement (for records and other reasonable purposes), provided that the same shall be in all respects consistent with the rights and obligations hereunder, of, respectively, Licensor and Licensee, and (iii) such other and additional documents and instruments as may reasonably be requested by Licensee in furtherance of and to implement the purposes and provisions of this Agreement and the transactions provided for herein.

                  7.2   Licensee covenants and agrees as follows:

                        (a) Licensee will diligently promote the sale of the Royalty Products and will use its best efforts in this regard;

                        (b) It is understood that Licensor assumes no liability to Licensee or third parties with respect to the performance characteristics of the Royalty Products, and Licensee will protect, defend, indemnify and save harmless Licensor, its employees and agents, against any and all liabilities, claims, damages, penalties, cause of action, costs and expenses, including reasonable attorneys' fees, for product liability claims of third persons arising out of the use of such products by such third persons. Licensee will carry product liability insurance policies in such amount as Licensee, in its sole judgment and discretion deem adequate and will cause Licensor and Lauren to be included as additional named insureds under such policies and will provide Licensor with copies of insurance certificates evidencing same;

                        (c) Licensee will not, during the term of this Agreement or at any time thereafter, disclose to any person, firm, corporation, or business (other than a person, firm, corporation or business with rights to use the Names on Licensed Products outside the Territory) any confidential information concerning the conduct of the business and affairs of Licensor which Licensee may have acquired during the course of this Agreement except as may be required pursuant to law and then only upon advance notice to Licensor;

                        (d) The Royalty Products shall be of high quality and workmanship. For the purposes of ascertaining Licensee's compliance with the last preceding sentence, Licensee will permit duly authorized representatives of Licensor to inspect the Royalty Products and Licensee shall upon request of Licensor submit to Licensor samples of all such products;

                        (e) Licensee acknowledges that the Current Names have established prestige and good will in the field of fashion apparel and that it is of major importance to Licensor that in the manufacture, advertising, distribution, promotion and sale of Royalty Products, the high standards and reputation of the Current Names be maintained. Licensee will not take any action which would be likely to injure or damage the reputation for high quality which has come to be associated with the Current Names. Without limiting the generality of the foregoing, Licensee shall maintain the high prestige and good will of the Current Names in all manufacturing, advertising, distribution, promotion and sale of the Royalty Products. Licensor's remedies for breach or default by Licensee under this paragraph 7.2(e) shall be limited to termination of this Agreement pursuant to paragraph 9.1(a) hereof and/or injunctive relief;

                        (f) Licensee acknowledges that, except as set forth in paragraph 6.1 hereof, Licensor has not represented to Licensee that Licensor, Lauren or PFI have any trademarks, trade names or other rights or interests in or to the Names or that persons other than Licensor, Lauren or PFI have no such trademarks, trade names or other rights or interests. If Licensee uses any Name as a trademark, trade name or product name for a Royalty Product without registration of the same (except as may be necessary to establish its use in commerce) Licensee will protect, defend, and save harmless Licensor, PFI and Lauren from and against any claims of third persons for infringement, counterfeiting or passing off against them arising out of the use of such unregistered Name provided that (x) in connection therewith neither Licensor, Lauren nor PFI shall have misrepresented to Licensee their rights or interests in or to such Name whether in this Agreement or in any other instrument, and (y) such claim shall not arise by reason of any action taken or not taken (as contemplated by paragraph 7.1(b) of this Agreement) by Licensor, Lauren or PFI in breach of any obligation they may have to Licensee whether arising under this Agreement or under any other instrument; and

                        (g) Licensee shall protect, indemnify and save harmless Licensor, Lauren and PFI and each of their employees and agents against any and all liabilities, claims, damages, penalties, causes of action, costs and expenses, including reasonable attorneys' fees and disbursements, arising out of the breach or material inaccuracy of any of the representations, warranties, covenants and agreements of Licensee contained in this Agreement.

            8.    Relationship of Parties.

            This Agreement shall not create nor be considered to create the relationship of master and servant, principal and agent, partnership or joint venture between the parties hereto, and neither party shall be liable for any obligation, liability, representation, negligent act or omission to act an the part of the other except as expressly set forth herein.

            9.    Termination.

                  9.1 This Agreement and License shall continue in full force and effect until terminated in one of the following ways, but in any event shall terminate upon termination of the Design Agreement being executed simultaneously herewith:
                        (a) By Licensor, in the event that (i) any royalty is not paid by Licensee when due and such failure to pay is not cured within ten (10) days following notice to the Licensee of such failure (unless such payment is disputed by Licensee in good faith, in which event the time to cure a failure to make payment shall begin after the rendition of an unappealable final judgment by an arbitration panel or court of competent jurisdiction), (ii) the Design Agreement being executed simultaneously herewith is terminated pursuant to the provisions of paragraph 8(a) thereof, (iii) in each of any two (2) consecutive fiscal years of the Licensee commencing after December 31, 1986, the aggregate sum of Licensee's Net Sales under this Agreement shall average less than [***] dollars per year, (iv) Licensee fails or refuses to maintain high standards of quality for Royalty Products as provided by subparagraph 7.2(d) hereof, unless such failure or refusal is cured within one hundred and twenty (120) days after notice of the same has been given by Licensor (with respect to Products sold after the end of such period), (v) Licensee makes an assignment for the benefit of creditors or is adjudged in any legal proceeding to be a voluntary or involuntary bankrupt, (vi) the representations of Licensee herein are not true and correct in any material respect, or (vii) there shall be a substantial breach by Licensee of any other material provision of this Agreement which breach shall not have been cured within ninety (90) days after Licensor shall have given Licensee notice of the same;

                        (b) By Licensee, in the event that (i) Licensee is temporarily or permanently enjoined or restrained with respect to a Royalty Product from using in any part of the United States any Current Name or associated crest, symbol, logo or identifying mark as contemplated by this Agreement and such injunction or restraint remains in effect for a period of not less than thirty (30) days, (ii) the Design Agreement being executed simultaneously herewith is terminated pursuant to the provisions of paragraph 8(b) thereof, (iii) Licensor, Lauren or PFI makes an assignment for the benefit of creditors or is adjudged in any legal proceeding to be voluntarily or involuntarily bankrupt, (iv) the representations of Licensor herein are not true and correct in any material respect, or (v) there shall be a substantial breach by Licensor of any other material provision of this Agreement, which breach shall not have been cured within ninety (90) days after Licensee shall have given Licensor notice of the same; and

                        (c) For the purposes of subparagraphs (a) and (b) of this paragraph 9.1, a breach of this Agreement shall be deemed to be cured if the course of conduct or omission comprising or causing such breach is timely brought to an end whether or not the effects of such prior conduct or omission continue thereafter.

                  9.2 The exercise by either party hereto of any of the foregoing rights of termination shall not constitute a waiver of other rights and remedies available to such terminating party, including, unless otherwise specifically provided herein, any right to damages. The failure by either party to insist upon the strict performance of any provision hereof shall not constitute a waiver by such party of its right to strict performance of such provision in the future nor shall a waiver of any right hereunder on any occasion constitute a waiver of such right on any other occasion.

                  9.3 During the "Post Termination Period" referred to in paragraph 9.4 hereof, Licensee may continue to sell Royalty Products which were in inventory, in process, or for which written orders had been received from customers, as of the date of termination of this Agreement. Upon the conclusion of the Post-Termination Period (i) the License shall terminate and Licensee shall be prohibited from making any further use of the Names or associated crests, symbols, logos and identifying marks, and (ii) all rights and interests in and to the Names shall belong to and be the property of Licensor, and Licensee shall have no further or continuing right or interest therein (subject only to the rights of Licensee under paragraph 9.4 hereof).

                  9.4 Notwithstanding anything to the contrary elsewhere herein contained, Licensor will not authorize or license anyone else to, and will not permit any business entity owned or controlled by it to, (i) use any "Restricted Name" (as hereinafter defined) for or in connection with a Licensed Product marketed during the "Post-Termination Period" (as hereinafter defined), (ii) grant any person, firm, corporation or business any right, license or privilege to use during the Post-Termination Period any Restricted Name for or in connection with a Licensed Product, (iii) use any "Restricted Package Design" (as hereinafter defined) for a Licensed Product marketed during the Post-Termination Period, or (iv) grant any person, firm, corporation or business any right, license or privilege to use any Restricted Name for or in connection with a Licensed Product unless such person, firm, corporation or business agrees, for the benefit of Licensee, that it will not use a Restricted Package Design during the Post-Termination Period. For the purposes of this paragraph 9.4, the term (x) "Restricted Name" shall mean each and any Name and associated crest, symbol, logo or identifying mark used by Licensee as a trade name, trademark or product name for or in connection with a Royalty Product prior to the termination of this Agreement, (y) "Post Termination Period" shall mean the period of one hundred and eighty (180) days after the date of termination of this

Agreement if this Agreement is terminated by Licensor under the provisions of subparagraph 9.1(a) hereof or the period of three hundred sixty-five (365) days after the date of termination of this Agreement if this Agreement is terminated by Licensee under the provisions of subparagraph 9.1(b) hereof, and (z) "Restricted Package Design" shall mean the design of any cap, bottle and/or carton used by Licensee for any Royalty Product prior to the termination of this Agreement and any design for a cap, bottle and/or carton which would be confusingly similar thereto. For the purposes of this paragraph 9.4 a product shall be deemed to be marketed as of and on the date when a shipment is first made to a retailer or other wholesale customer.

                  9.5 Within thirty (30) days following the date of termination of this Agreement if this Agreement is terminated by Licensor under the provisions of subparagraph 9.1(a) hereof and within one hundred eighty (180) days after the date of termination of this Agreement if this Agreement is terminated by Licensee under the provisions of subparagraph 9.1(b) hereof, Licensee shall furnish to Licensor a certificate of Licensee listing its inventories (and those of its Affiliates) of Royalty Products (which defined term for purposes of this paragraph shall include all packaging which is used in the manufacture and marketing of Royalty Products) on hand or in process wherever situated. Licensor or Licensor's designee shall have the option (but not the obligation) to purchase from Licensee and its Affiliates all of their (and that of its Affiliates) then existing inventory of Royalty Products upon the following terms and conditions:

                  (i) Licensor shall notify Licensee of its or its designee's intention to exercise the foregoing option within 30 days of delivery of the certificate referred to above.

                  (ii) The price for Royalty Products manufactured by Licensee or its Affiliates on hand or in process shall be the Cost of Goods (as defined in paragraph 4.6(d)) for each such Royalty Product. The price for all other Royalty Products which are not manufactured by Licensee or its Affiliates shall be the landed costs therefor. Landed costs for the purposes hereof means the F.O.B. price of the Royalty Products together with customs, duties, and brokerage, freight and insurance.

                  (iii) Within fifteen (15) days of receipt of the notice referred to in clause (i) above, Licensee shall deliver or cause to be delivered the Royalty Products purchased at a place to be signed by Licensor. Payment of the purchase price for the Royalty Products so purchased by Licensor or its designee shall be payable upon delivery thereof, provided that Licensor shall be entitled to deduct from such purchase price any amounts owed to it by Licensee. Notwithstanding anything else to the contrary elsewhere herein contained, once Licensee shall have received the notice referred to in clause (i) above, the provisions contained in paragraph 9.4 hereof and in the first sentence of paragraph 9.3 hereof shall no longer be applicable.

            10.   Assignment.

                  10.1 Licensor may assign its rights to royalties under this Agreement, but such assignment shall not have the effect of releasing or discharging Licensor from its obligations hereunder unless Licensee shall expressly so agree in writing.

                  10.2 Licensee may assign its rights and obligations under this Agreement only (i) to a transferee of substantially all of its business or assets and upon the express assumption of all of Licensee's obligations hereunder by such transferee or to a successor to Licensee's business by way of merger, consolidation or other business combination or (ii) to an Affiliate, in which case Licensee shall remain liable hereunder.

            11.   Arbitration, Equitable Remedies and Damages.

                  11.1 Any controversy, claim or dispute arising out of or relating to this Agreement or breach thereof, except with respect to an application pursuant to paragraph 11.2 hereof, shall be settled by binding arbitration in accordance with the rules of the International Chamber of Commerce, by three arbitrators selected in accordance with such rules, and judgment upon any award so rendered may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York, New York. Notice of arbitration shall be sufficient if made or given in accordance with the provisions of article 14 hereof.

                  11.2 In the event of a breach or threatened breach of this Agreement, any party hereto shall have the right, without the necessity of proving any actual damages, to obtain mandatory or permanent injunctive or mandatory relief in a court of competent jurisdiction, it being the intention of the parties that this Agreement be specifically enforced to the maximum extent permitted by law.

                  11.3 If the representations of Licensor contained herein are not true and correct in any material respect or if there shall be a substantial breach by Licensor of any covenant contained herein, which breach shall not have been cured within ninety (90) days after Licensee shall have given Licensor notice of the same then, and in such event, Licensee shall have the right, in addition to any and all other rights and remedies the Licensee has against Licensor by reason of the same, to set off any and all damages, costs, expenses, losses and other injuries sustained by Licensee by reason of such misrepresentation or breach against any sums payable by Licensee to Licensor under this Agreement.

                  11.4 Neither Ricky Lauren nor Mark N. Kaplan, nor any prior or successor trustee or trustees, shall assume any personal liability under this Agreement, except for material misrepresentations herein contained, and the Licensee is limited in any recovery to the assets of the Licensor.

            12.   Licensor's Right of Approval.

            Licensor has been given the right of approval in this Agreement with respect to various actions and classes of actions which may be taken or are proposed to be taken by Licensee during the term hereof. In all instances where Licensor has such a right of approval under this Agreement, such right may be exercised by either Ricky Lauren or Mark N. Kaplan, acting alone (or by any successor of either of them as Trustee under an Agreement dated September 21, 1976, also acting alone). If Licensor fails or is unable to exercise such right within thirty (30) days (by informing Licensee whether Licensor grants or withholds its said approval) Licensor shall be deemed to have given its approval to Licensee with respect to the matter as to which its approval was sought.

            13.   Further Assurances.

            Each of the parties hereto forthwith upon request from the other shall execute and deliver such documents and take such action as may be reasonably requested in order fully to carry out the intent and accomplish the purposes of this Agreement.

            14.   Notices.

            All notices, approvals or other communications required under or contemplated by this Agreement shall be in writing and shall be deemed given when transmitted by telex (with confirmed answerback) or delivered in person or sent, postage prepaid, by registered or certified mail, return receipt requested, as follows:

                        (a)   If to Licensor, addressed as follows:
                              Ricky Lauren
                              1107 Fifth Avenue
                              New York, New York 10028
                  with a copy to:

                              Mark N. Kaplan, Esq.
                              Skadden, Arps, Slate, Meagher & Flom
                              919 Third Avenue
                              New York, New York 10022
                              Telex: 645899

                        (b)   If to Licensee, addressed as follows:

                              Cosmair, Inc.
                              530 Fifth Avenue
                              New York, New York 10036
                              Attention:  President
                              Telex:  421973 COS UI

                  with a copy to:

                              John F. Flaherty, Esq.
                              Gibney Anthony & Flaherty
                              420 Lexington Avenue
                              New York, New York 10170
                              Telex: 649388

Any party to this Agreement may change the address to which notices or other communications are to be sent to it hereunder by notice similarly given.

            15.   Binding Effect.

            This Agreement shall be binding upon and inure to the benefit of successors and permitted assigns of the parties hereto.

            16.   Governing Law.

            This Agreement shall be construed and governed in accordance with the internal laws of the State of New York without regard to choice of law provisions.

            17.   Entire Agreement.

            This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and may not be changed or terminated orally. No modification or waiver of any provisions hereof shall be valid unless signed by the party to be charged therewith.

            18.   Severability.

            The provisions of this Agreement are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof, in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provision in this Agreement in any jurisdiction.

            19.   Counterparts.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused the same to be executed by a duly authorized person as of the 1st day of January, 1985.

                                          COSMAIR, INC.


Date:  October 8, 1985                    By:   /s/ Jacques H. Correze
                                             ----------------------------




Date:  October 8, 1985                          /s/ Ricky Lauren
                                          ------------------------------
                                          Ricky Lauren, as Trustee
                                          under an Agreement dated
                                          September 21, 1976



Date:  October 8, 1985                           /s/ Mark N. Kaplan
                                          ------------------------------
                                          Mark N. Kaplan, as Trustee
                                          under an Agreement dated
                                          September 21, 1976

                                  SCHEDULE A-1



                              LICENSOR'S TRADEMARK

                            (as of November 22, 1976)





Polo by Ralph Lauren  1,021,368   Class 51 (Int. Cl. 3)     After-shave lotion
                                                            and toilet water.

                                  SCHEDULE A-2


                                PFI'S TRADEMARKS

                            (as of November 22, 1976)

                      Registration
Trademarks            No.             Class              Products
----------            -------------   -----              --------
Polo                                  Class 39           Men's suits,
   By Ralph Lauren    978,166         (Int. Cl. 25)      slacks, ties,
                                                         sweaters, shoes,
                                                         shirts, hats, belts,
                                                         socks; and ladies'
                                                         blouses, skirts,
                                                         suits and dresses.
Polo                                  Class 26           Frames for
  By Ralph Lauren                                        prescription and
                                                         non-prescription
                                                         lenses and
                                                         complete
                                                         sunglasses.
Ralph (Polo Player    984,005         Class 39           For suits,
   Design) Lauren                     (Int. Cl. 25)      overcoasts,
                                                         sweaters, ties,
                                                         shirts and pants.
CHAPS                 1,016,955       Class 39           Jackets, pants,
   BY RALPH                           (Int. Cl. 25)      suits and slacks.
    LAUREN

                                   SCHEDULE B


                                LICENSED PRODUCTS


Fragrances and Scents
---------------------

Perfume
Cologne
Toilet Water
Aftershave Lotion


Cosmetic Preparations
---------------------

Eyebrow Coloring
Eye Highlighter
Eyelashes
Eyeliner
Eyeshadow or Contour
Mascara
Lipstick
Lip gloss
Lip undercoat
Cheek Color - Blushers, Gels, Rouges
Face powder
Make-up foundation/Base/Lightner
False fingernails
Nail polish
Nail hardener Nail polish
remover
Cuticle remover/Softener
Nail polish undercoat/Base coat
Leg and Body Make-up
Masks and Peelers/Firmers
Massages
Make-up remover
Formulated special facial preparations
Depilatories
Wrinkle, Line, Stretch mark, and Cellulite preparations

Personal Hygiene Products
-------------------------

Mouthwash/Breath freshener/Throat lozenges
Underarm deodorant/Antiperspirant
Talcum/Bath powder/Spray
Blemishes/Pores/Acne preparations
Therapeutic preparations
Eyedrops (non-prescription)
Feminine hygiene deodorant
Douches Foot powder/spray
Bubble bath/oil/capsule
Hand or body lotion/oil/cream


Toiletries
----------

Soap, plain/deodorant
Suntan preparations/sun screen/bronzing agents
Hair shampoo Shave cream/Gel/Soap
Pre-shave/beard softner
Astringents, Fresheners, Toners
Hand, Face and Body cleansers
Moisturizers/Protectors
Lubricants/Night preparations
Body preparations
Appliances/Devices
Applicators
Nail clippers and files
Cuticle tools
Combs and Brushes
Hair spray/lacquer
Hair color/Dye/Lightner
Hair dressing
Hair Setting/Waving gel/Solution
Home permanent
Hair straightener/relaxer
Hair cream rinse/conditioner

                                   Schedule C



Ms. Ricky Lauren
Mr. Ralph Lauren
1107 Fifth Avenue
New York, New York  10028

Mr. Mark N. Kaplan
919 Third Avenue
New York, New York  10022

Gentlemen:

            Reference is made to the restated fragrance and cosmetics trademark license agreement, dated as of January 1, 1985 (the "License Agreement"), between Ricky Lauren and Mark N. Kaplan ("Licensor") and Cosmair, Inc. ("Cosmair"), a corporation organized under the laws of Delaware. Cosmair wishes to create a corporation under the name _______________ ("Subsidiary"), pursuant to which it shall conduct operations relating to ________________ pursuant to the License Agreement. You are hereby requested to acknowledge below your consent to the use of the name "Ralph Lauren" as part of the foregoing corporate name of Subsidiary, subject to the provisions hereinafter set forth.

           1. Cosmair agrees to promptly execute, deliver and/or file and to cause Subsidiary to promptly execute, deliver and/or file (i) any documents necessary to effect the change of Subsidiary's corporate name, so as to delete therefrom, the name "Ralph Lauren," or any reference, direct or indirect, thereto, as promptly as practicable after, but in no event later than the earlier of (x) sixty (60) days after its receipt of a written communication from Licensor or Ralph Lauren requesting that Subsidiary terminate its use of such name or reference or (y) fifteen (15) days following the termination of the License Agreement and (ii) any consents or similar instruments requested by Licensor, Ralph Lauren or Polo Fashions, Inc. in connection with the use of the name "Ralph Lauren" as part of a corporate name or tradename by any third party or third parties. In conjunction with any change of name required hereunder, Cosmair shall cause Subsidiary to cease to use in any manner the name "Ralph Lauren" unless otherwise agreed. Licensor shall not unreasonably make a request pursuant to the foregoing clause (i) for Subsidiary to terminate its use of the aforementioned name.

            2. Cosmair agrees that for so long as the name "Ralph Lauren" comprises a part of Subsidiary's corporate name, Subsidiary shall not engage or be involved, directly or indirectly, in any business other than the sale of products manufactured by or under license from Licensor, such business to be conducted only in accordance with the License Agreement.

Ms. Ricky Lauren
Mr. Mark N. Kaplan
Page 2



            3. Cosmair recognizes that the name "Ralph Lauren" is associated with, and forms a part of, numerous registered trademarks and service marks presently being used in connection with, among other things, various articles of wearing apparel and free standing stores (the "Marks"). Cosmair further acknowledges that the Marks have acquired valuable secondary meanings and goodwill with the public and that products and stores bearing the Marks have acquired a reputation of high quality and style. To the extent any rights in and to any of the Marks are deemed to accrue to Cosmair or Subsidiary by virtue of the adoption of the name "Ralph Lauren" by Subsidiary as part of its corporate name, this letter agreement or otherwise, Cosmair shall cause any and all such rights, at such time as they may be deemed to accrue, to be assigned to Licensor. Cosmair and subsidiary will execute any instruments requested by Licensor which Licensor deems necessary, proper or appropriate to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without consideration other than the mutual agreements contained herein.

            4. Cosmair agrees to cause Subsidiary, upon Subsidiary's formation, to execute an agreement by which Subsidiary will agree to be bound by the terms of this letter agreement.

Ms. Ricky Lauren
Mr. Mark N. Kaplan
Page 3



            Without in any manner limiting any of the rights granted to Cosmair pursuant to the License Agreement, Cosmair hereby acknowledges and agrees that, except as specifically provided herein, nothing contained in this letter agreement shall be construed to grant Cosmair or Subsidiary the right or authority to (i) use any of the Marks for any purpose whatsoever or (ii) use the name "Ralph Lauren."

                                               Very truly yours,

                                               COSMAIR, INC.



                                               By:
                                                   --------------------------

AGREED AND CONSENTED TO:


-------------------------------
Ricky Lauren


-------------------------------
Ralph Lauren


-------------------------------
Mark N. Kaplan

                                                          Conformed Copy



                                  COSMAIR, INC.
                                530 Fifth Avenue
                            New York, New York 10036



                                                   As of January 1, 1985



Mr. Ralph Lauren
1107 Fifth Avenue
New York, New York  10028

      and

Polo Fashions, Inc.
40 West 55th Street
New York, New York  10019

Gentlemen:

            Reference is made (i) to a restated U.S.A. license agreement (the "License Agreement") dated as of January 1, 1985 between Cosmair, Inc., a Delaware corporation (the "Licensee"), and Ricky Lauren and Mark N. Kaplan as trustees under an Agreement dated September 21, 1976 (the "Licensor"), which License Agreement is being executed simultaneously herewith, and (ii) to a U.S.A. design and consulting agreement (the "Design Agreement") dated as of January 1, 1985 between Ralph Lauren ("Lauren") individually and doing business under the name Ralph Lauren Design Studio, and Licensee, which Design Agreement is being executed simultaneously herewith. The License Agreement and the Design Agreement are hereinafter, at times, referred to collectively as the Agreements.

            In order to induce the Licensee to enter into the Agreements and to perform the obligations imposed on the Licensee thereunder, the Licensor has requested Lauren and Polo Fashions, Inc., a New York corporation ("PFI"), to confirm to the Licensee certain representations, warranties, covenants and acknowledgments, which representations, warranties, covenants and acknowledgments have previously been made to the Licensor by Lauren and PFI.

            NOW, THEREFORE, the parties hereto agree as follows:

            1. Lauren and PFI, jointly and severally, hereby make the following representations and warranties to the Licensee, which are confirmatory of the rights received by the Licensor under various agreements (the "Transfer Agreements") among the Licensor, The Polo/Lauren Company ("PLC"), Lauren and PFI each of which shall be deemed to be independently material and relied upon by the Licensee, regardless of any investigation made or information obtained by the Licensee:

                  (a) By operation of the assignments and conveyances in the Transfer Agreements, as of November 22, 1976 the Licensor became the sole owner of the trademark "Polo by Ralph Lauren," United States Patent Office Registration No. 1,021,368 covering certain products in U.S. Class 51 (as more fully set forth on Schedule A-1 to the License Agreements).

            As of November 22, 1976, PFI was the registered owner of, and Lauren had consented to the use of his name in connection with the registration of, the trademarks (i) "Polo (with design) by Ralph Lauren," United States Patent Office Registration No. 978,166 covering certain products in U.S. Class 39, (ii) "Ralph Lauren" (and Polo Player Design), United States Patent Office Registration No. 984,005 covering certain products in U.S. Class 39, (iii) "Chaps by Ralph Lauren," United States Patent Office Registration No. 1,016,955 covering certain products in U.S. Class 39 and (iv) "Polo by Ralph Lauren" covering certain products in U.S. Class 26. PFI and Lauren, by written statement duly executed by them in favor of Licensors, have given their consent and agreement to interpose no objection to the registration, use and licensing of the foregoing trademarks, the Names and all other names and marks, which either or both (or any business entity which is now or hereafter owned or controlled, directly or indirectly, by either or both of them), may hereafter develop or own (except such other names and marks as are not used in connection with any fashion related product) in connection with the manufacture and/or distribution and sale of Licensed Products, as contemplated by the License Agreement;

                  (b) Licensor has the full right, power and authority to execute and deliver, and perform the terms of, the License Agreement and the consummation of the transactions contemplated by the License Agreement will not violate any agreement to which Licensor, Lauren or PFI is a party or by which they, it or he may be bound;

                  (c) Without limiting the generality of the last preceding subparagraph, Licensor has the full right to grant the License and neither Licensor, Lauren nor PFI is a party to or bound by any agreement in conflict with the License Agreement or with any provision thereof. Except as may be provided in the Agreements, neither Licensor, Lauren nor PFI has granted to any other person, firm, corporation or business any right, license or privilege to use the Names or associated crests, symbols, logos or identifying marks, or any crest, symbol, logo or identifying marks which would be confusingly similar thereto in connection with any Licensed

Product, or which would have the effect of infringing upon the exclusivity of the License granted to Licensee under the License Agreement;

                  (d) Schedules A-1 and A-2 to the License Agreement contain a full and complete list of all registrations existing as of November 22, 1976 covering the Current Names and associated crests, symbols, logos and identifying marks in the class of use owned by or registered in the name of Licensor, Lauren and/or PFI in any part of the world; and

                  (e) To the best of Lauren's and PFI's knowledge as of November 22, 1976 (without any representation of an investigation having been made) no person other than Licensor, Lauren of PFI had as of November 22, 1976 any trade name, trademark or similar right or interest in or to the "Ralph Lauren," "Polo" and "Chaps" Names as applied to Licensed Products in the Territory.

            2. In further confirmation of their prior transfer of rights to Licensor, Lauren and PFI, jointly and severally, covenant and agree with Licensee as follows:

                  (a) Lauren and PFI will not, and will not permit any business entity owned or controlled by them to, grant any person, firm, corporation or business (other than Licensee) any right, license or privilege to use in the Territory the Names or associated crests, symbols, logos or identifying marks or any name, crest, symbol, logo or identifying mark which would be confusingly similar thereto in connection with any Licensed Product, or which would have the effect of infringing upon the exclusivity of the License granted to Licensee under the License Agreement;

                  (b) Lauren and PFI hereby confirm Licensor's authority to appoint Licensee as its attorney-in-fact to apply for and register, in accordance with the provisions of the Agreements, in the name of Licensor, in the Territory all trade names and trademarks which make use of the Names or are associated therewith as applied to Licensed Products. Lauren and PFI will cooperate with Licensee in all manners and respects, but at Licensee's expense, to enable Licensee to obtain the aforesaid registrations, and Lauren and PFI will execute any further agreements, documents and instruments as may be necessary to effect the same;

                  (c) Lauren and PFI will not at any time disclose to any person, firm, corporation or business (other than to a person, firm, corporation or business with rights to use the Names on Licensed Products outside the Territory, if required in connection with a program for the Licensed Products outside the Territory) any confidential information (including, without limitation, customer lists) concerning the conduct of the business and affairs of Licensee or of any subsidiary or affiliate of Licensee which they may acquire except as may be required pursuant to law and then only upon advance notice to Licensee;

                  (d) Lauren and PFI shall protect, indemnify and save harmless Licensee and each of Licensee's officers, directors, employees and agents against any and all liabilities, claims, damages, penalties, causes of action, costs and expenses, including reasonable attorneys' fees, arising out of the breach or material inaccuracy of any of the representations, warranties, covenants and agreements of (x) Licensor contained in the License Agreement or
(y) Lauren or PFI, contained in this letter. Licensee shall have the right in its discretion, and with counsel of its own choosing, to take any action, legal or otherwise, in its own name and/or in the name of Lauren or PFI, at Licensee's discretion to protect any trade name or trademark covered by the License from infringement, counterfeiting or passing off. Prior to taking any such action, Licensee shall advise Licensor of its intention to commence the proposed action and thereafter, at Lauren or PFI's request, shall promptly furnish Lauren and/or PFI with copies of relevant documents and Lauren and PFI advised of developments relating to the action. Lauren and PFI shall cooperate with Licensee, and if requested shall join in as a plaintiff in any such action with counsel designated by Licensee. Any legal expenses incurred in the prosecution of such action shall be borne by, and any money recoveries received in such action, shall belong to, Licensee (subject only to the rights, if any, of Licensor to a royalty on any such recovery as expressly provided in the License Agreement);

                  (e) Lauren and PFI acknowledge that the Current Names have established prestige and good will in the field of fashion apparel and that it is of major importance to Licensee that the high standards and reputation of the Current Names be maintained. Neither Lauren nor PFI will take action which will be likely to injure or damage the reputation for high quality which has come to be associated with the Current Names. Licensee shall not be entitled to damages by reason of Lauren's or PFI's breach or default of their obligations under this subparagraph (e) and Licensee's sole remedy under the Agreements shall be to terminate the Agreements pursuant to the provisions thereof.

                  (f) Lauren and PFI believe and intend that they have transferred and assigned to Licensor all rights required by Licensor to enable Licensor to fully perform its obligations under the License Agreement. Nevertheless, in confirmation thereof, if Lauren or PFI or any entity owned or controlled by them now has or may hereafter acquire any right or interest in or to any of the Names and if such right or interest is required to or should properly be owned by Licensor under the License Agreement or to otherwise fully perform Licensor's obligations thereunder, then, and in such event, the following provisions shall apply:

                        (i) Lauren and PFI shall promptly transfer and assign such right and interest to Licensor, without cost or expense to Licensee, and (ii) for the purpose of the License Agreement and Licensee's rights thereunder, such rights and interests shall be deemed to be the property of Licensor (whether or not they are actually assigned or transferred to Licensor as provided in clause (i) above);

                  (g) If Lauren or PFI hereafter registers any new Name in any part of the world, they will promptly thereafter advise Licensee of the same;

                  (h) Lauren will not permit his name to be used by any Unaffiliated Third Person as the designer or creator of a line of clothing or any other line of fashion related products owned, manufactured or distributed by such Unaffiliated Third Person, unless such Unaffiliated Third Person agrees, for the benefit of Licensee, that neither Ralph Lauren's name nor the name of Ralph Lauren as part of a trade name or trademark used for or in connection with such line of clothing or other line of fashion related products will be used in the Territory by such Unaffiliated Third Person (or by any person licensed or authorized by him) for a line of Licensed Products or in connection with the sale, distribution or promotion thereof. The term "Unaffiliated Third Person" shall mean every person and business entity except Licensor, Lauren, PFI, PLC and each business entity owned or controlled, directly or indirectly, by them; and

                  (i) In further confirmation of their prior transfer of rights to Licensor, (i) Lauren and PFI do hereby join in each of the covenants and agreements of Licensor contained in the License Agreements (including, without limitation, the covenants and agreements of the Licensor set forth in paragraphs 2.2, 7, 9.4 and 13 of the License Agreement and (ii) Lauren and PFI expressly consent to all of the other terms and conditions of the License Agreement and will deliver such documents and take such action as may be reasonably requested in order to enable Licensor to fully carry out the intent and accomplish the purposes of the License Agreement.

            3. Lauren and PFI hereby agree to indemnify and hold harmless Licensee from and against any and all losses it may suffer and any and all damages, liabilities, claims, costs or expenses (including, without limitation, reasonable attorneys' fees and disbursements) paid or incurred, as the case may be, which it would not have suffered or incurred if PFI (rather than Licensor) had owned the Names and had applied for registration of the First Trademarks, provided, however that any such loss, damage, liability, claim, cost or expense is paid or incurred by Domestic Licensee before PFI has filed applications in its own name for registration of the First Trademarks. The parties acknowledge that the aforesaid indemnification provided by Lauren and PFI under this paragraph 3 shall be the same as that provided to Licensee by the License pursuant to the provisions of paragraph 7.1(b) of the License Agreement. In the event any claim is made or accrued (to Licensees' knowledge) against Licensee which comes within the indemnity set forth in this paragraph, Licensee will promptly notify Lauren and PFI of such claim. Thereafter, Licensor shall have the right, at its own expense and with counsel of its own choice, subject to the approval of Licensee, which approval will not be unreasonably withheld, to assume the defense of any such claim. Licensee agrees to cooperate fully in the defense of any such claim and may, at its own expense and with counsel of its own choice, participate in the defense of any such claim.

            4. Licensee acknowledges that, except as set forth in paragraph 1 hereof, Lauren and PFI have not represented to Licensee that Licensor, Lauren or PFI have any trademarks, trade names or other rights or interests in or to the Names or that persons other than Licensor, Lauren or PFI have no such trademarks, trade names or other rights or interests. If Licensee uses any Name as a trademark, trade name or product name for a Royalty Product without registration of the same (except as may be necessary to establish its use in commerce) Licensee will protect, defend and save harmless Lauren and PFI from and against any claims of third persons for infringement, counterfeiting or passing off against Lauren or PFI arising out of the use of such unregistered Name provided that (x) neither Lauren, PFI nor Licensor shall have misrepresented to Licensee their rights or interests in or to such Name whether in this letter, in the License Agreement or any other instrument, and (y) such claim shall not arise by reason of any action taken by Lauren, PFI or Licensor in breach of any obligation they may have to Licensee whether arising under this letter, the License Agreement or any other instrument.

            5. In the event of a breach or threatened breach of any of the covenants of Lauren or PFI contained in this letter, Licensee shall have the right, without the necessity of proving any actual damages, to obtain temporary or permanent injunctive or mandatory relief in a court of competent jurisdiction, it being the intention of the parties to this Agreement that the covenants and agreements of Lauren and PFI hereunder be specifically enforced to the maximum extent permitted by law.

            If the representations of Lauren herein contained are not true and correct in any material respect or if there shall be a substantial breach by Lauren of any of its covenants hereunder, which breach shall not have been cured within ninety (90) days after Licensee shall have given Lauren notice of same, such misrepresentation or breach shall be deemed and shall constitute a breach of the Design Agreement, and Licensee shall have the right, in addition to any and all rights and remedies that Licensee has against Lauren by reason of the same, to (i) terminate the Design Agreement and/or (ii) set off any and all damages, costs, expenses, losses, and other injuries sustained by Licensee by reason of such misrepresentation or breach against any sums payable by Licensee under the Design Agreement, except as otherwise provided in this letter or under the Design Agreement.

            6. In all instances where Lauren has a right of approval herein, such right may be exercised personally by Lauren or by the Ralph Lauren Design Studio. If Lauren or the Ralph Lauren Design Studio fails or is unable to exercise such right within thirty (30) days (by informing Licensee whether Lauren grants or withholds his said approval) Lauren shall be deemed to have given his approval to Licensee with respect to the matter as to which his approval was sought.

            7.    Licensee covenants and agrees with Lauren and PFI, as follows:

                  (a) Licensee will not disclose to any person, firm, corporation, or business any confidential information concerning the conduct of the business and affairs of Lauren or PFI which Licensee may acquire; and

                  (b) It is understood that Licensor, Lauren and PFI assume no liability to Licensee or third parties with respect to the performance characteristics of the Royalty Products, and Licensee will protect, defend, indemnify and save harmless, Licensor, Lauren and PFI, their officers, employees and agents, against any and all liabilities, claims, damages, penalties, causes of action, costs and expenses, including reasonable attorneys' fees and disbursements, for product liability or breach of warranty claims of third persons arising out of the use of such Products by such third persons.

            8. All notices, approvals or other communications required under or contemplated by this Letter shall be in writing and (x) if given to Licensee, Licensor or Lauren shall be delivered in the manner provided in the Agreements, and (y) if given to PFI shall be transmitted by telex (with confirmed answerback) or delivered in person or sent, postage paid, by registered or certified mail, return receipt requested, as follows:

                  Polo Fashions, Inc.
                  40 West 55th Street
                  New York, New York  10019
                  Attention:  President
                  Telex:  420747 POLOFAS

            with a copy to:

                  Mark N. Kaplan, Esq.
                  Skadden, Arps, Slate, Meagher & Flom
                  919 Third Avenue
                  New York, New York  10022
                  Telex:  645899

            9. All terms used in this Letter Agreement shall be defined or the purposes hereof as provided in the Agreements unless otherwise expressly defined herein.

            10. This Letter Agreement supersedes a prior letter agreement made and dated November 22, 1976 (executed on June 30, 1978) among Licensee (as successor to the rights of Warner/Lauren Ltd.) and Lauren and PFI and the rights, duties and obligations of the parties from this date forth shall be governed by this Letter Agreement.

                                                    Very truly yours,

                                                    COSMAIR, INC.


                                                    By:   /s/Jacques H. Correze
                                                          ---------------------

READ AND AGREED TO:


 /s/Ralph Lauren
-----------------
Ralph Lauren


POLO FASHIONS, INC.


By:  /s/Peter Strom
    ---------------